Exhibit 10.15

                      EMPLOYMENT AGREEMENT


      EMPLOYMENT AGREEMENT (this "Agreement"), entered into as of this 12th day of February, 1997, by and between FIRST CHOICE AUTO FINANCE, INC., a Florida corporation (the "Company"), and R.C. HILL, II, an individual (the "Employee");


                      W I T N E S S E T H:

     WHEREAS, the Employee has extensive experience relating to all aspects of the management and operation of automobile dealerships for new and used cars, including (without limitation) leasing and other financing activities in connection therewith; and

      WHEREAS, the Employee has heretofore been affiliated with Liberty Finance Company, Team Automobile Sales & Finance, Inc. and Wholesale Acquisitions, Inc., the businesses of which are being acquired by the Company and its affiliates on or about the date hereof; and

      WHEREAS, to promote the ongoing business of the Company, the Company desires to assure itself of the right to the Employee's services from and after the date hereof, on the terms and conditions of this Agreement; and

      WHEREAS, the Employee is willing and able to render his services to the Company from and after the date hereof, on the terms and conditions of this Agreement;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereby agree as follows:

     1.        Nature of Employment.

           (a) Subject to the terms and conditions of this Agreement, the Company shall, throughout the term of this Agreement, retain the Employee, and the Employee shall render services to the Company, in a managerial capacity and with such title as may be determined by the Board of Directors of the Company. In such capacity, the Employee shall have and exercise responsibility for managing, supervising, overseeing and actively participating in those aspects of the Company's day-to-day business in central Florida as are assigned by the President, another employee designated by the President and/or the board of directors (the "Board"), together with such other similar or related duties as may be assigned to the Employee from time to time by the Board. The Employee may also be given additional titles, and may be assigned responsibilities on behalf of certain of the Company's affiliates, without requirement of additional compensation hereunder.

           (b) Throughout the period of his employment hereunder, the Employee shall: (i) devote his full business time, attention, knowledge and skills, faithfully, diligently and to the best of his ability, to the active performance of his duties and responsibilities hereunder on behalf of the Company; (ii) observe and carry out such reasonable rules, regulations, policies, directions and restrictions as may be established from time to time by the Board, including but not limited to the standard policies and procedures of the Company as in effect from time to time;
(iii) satisfactorily perform those duties assigned to Employee, in the reasonable discretion of the Board; and (iv) do such traveling as may reasonably be required in connection with the performance of such duties and responsibilities; provided, however, that the Employee shall not be assigned to regular duties that would reasonably require him to relocate his permanent residence from that first set forth above.

     2.        Term of Employment.

           (a) Subject to prior termination in accordance with paragraph 2(b) below, the term of this Agreement and the Employee's employment hereunder shall commence on the date hereof and shall continue for a continous three (3) year period thereafter (the "Term"). The Term shall thereafter automatically renew for additional terms of one (1) year each unless either party gives written notice of termination to the other party not less than ninety (90) days prior to the end of any renewal term (in which event this Agreement shall terminate effective as of the close of such renewal term).

          (b)  This Agreement:

                (i) may be terminated upon mutual written agreement of the Company and the Employee;

               (ii) may be terminated, at the option of the Employee, upon fourteen (14) days' prior written notice to the Company, in the event that the Company shall (A) fail to make any payment to the Employee required to be made under the terms of this Agreement, or any other agreement or any other obligation due to Employee by the Company or any company affiliated with the Company, within fifteen (15) days after payment is due, or (B) fail to perform any other material covenant or agreement to be performed by it hereunder or take any action prohibited by this Agreement, and fail to cure or remedy same (if capable of being cured or remedied) within thirty
(30) days after written notice thereof to the Company;

               (iii) may be terminated, at the option of the Company, upon written notice to the Employee, "for cause" (as hereinafter defined);

                (iv) may be terminated, at the option of the Company, in the event of the "permanent disability" (as hereinafter defined) of the Employee; or

                (v) shall automatically terminate upon the death of the Employee.

           (c) As used herein, the term "for cause" shall mean and be limited to: (i) any material breach of this Agreement (including, without limitation, the covenants contained in paragraph 5 below) by the Employee which in any case is not fully corrected within thirty (30) days after written notice of same from the Company to the Employee; (ii) neglect by the Employee of his duties and responsibilities hereunder which in any case is not fully corrected immediately upon written notice of same from the Company to the Employee; (iii) any fraud, criminal misconduct, breach of fiduciary duty, dishonesty, or gross and willful misconduct by the Employee in connection with the performance of his duties and responsibilities hereunder; (iv) the Employee being legally intoxicated (alcohol or drugs) during business hours or while on call, or being habitually drunk or addicted to drugs (provided that this shall not restrict the Employee from taking physician-prescribed medication in accordance with the applicable prescription); (v) the commission by the Employee of any crime of moral turpitude, or any other action by the Employee which may materially impair or damage the reputation of the Company; (vi) habitual breach by the Employee of any of the material provisions of this Agreement (regardless of any prior cure thereof); or (vii) repeated failure (which prior failures were brought to Employee's attention in writing), to satisfactorily perform those duties assigned to Employee, in the reasonable discretion of the Board.

           (d) As used herein, the term "permanent disability" shall mean, and be limited to, any physical or mental illness, disability or impairment that prevents the Employee from continuing the performance of his normal duties and responsibilities hereunder for a period in excess of three (3) consecutive months. For purposes of determining whether a "permanent disability" has occurred under this Agreement, the written determination thereof by two (2) qualified practicing physicians selected and paid for by the Company (and reasonably acceptable to the Employee) shall be conclusive.

           (e) Upon any termination of this Agreement as hereinabove provided, the Employee (or his estate or legal representatives, as the case may be) shall be entitled to receive any and all unpaid Base Salary and minimum Bonus appropriately prorated to and as of the effective date of termination  (based  on the number of days elapsed prior  to  the  date  of termination), and any other amounts then due and payable to the Employee hereunder. All such payments shall be made on the next applicable payment date therefor (as provided in paragraph 3 below) following the effective date of termination. Such payments shall constitute all amounts to which
the   Employee  shall  be  entitled  hereunder  upon  termination  of  this
Agreement.

     3.        Compensation and Benefits.

           (a) Base Salary. As compensation for his services to be rendered hereunder, the Company shall pay to the Employee a base salary at the rate of ONE HUNDRED TWENTY THOUSAND DOLLARS AND NO/100THS ($120,000) per annum (the "Base Salary"), payable in periodic installments in accordance with the standard payroll practices of the Company in effect from time to time.

           (b) Bonus. In addition to the foregoing Base Salary, the Employee shall be eligible to earn bonuses from time to time as may be determined by the Board, in its sole and exclusive discretion, or in accordance with the terms and conditions of any bonus program instituted for employees of a similar position by the Board; provided, however, that notwithstanding the foregoing, Employee's bonus for the first year of the Term of this Agreement shall not be less than EIGHTY THOUSAND AND NO/100THS DOLLARS ($80,000) (the "Bonus"), payable quarterly in equal installments of $20,000 on the 90th, the 180th, the 270th, and the 360th day after the date of this Agreement.

           (c) Additional Incentives. The Employee shall further be entitled to participate in any stock options, incentive awards or other such plans or programs which may be adopted or implemented by the Company (or adopted by the parent company of the Company) from time to time during the period of the Employee's employment hereunder, provided that the Employee's level of participation therein shall be consistent with other similarly situated management level persons.

           (d) Auto Allowance. The Company shall also provide to the Employee, throughout the period of his employment hereunder, an automobile allowance at the rate of $600 per month for the use, maintenance, insurance, parking and garaging of an automobile which will be used by the Employee for business purposes, provided that the Employee shall not be required to account to the Company for the specific expenditure of such automobile allowance. The Employee shall be solely responsible for any and all taxes which may be payable by reason of the Employee's receipt of such automobile allowance. Unless otherwise expressly agreed to by a senior executive of the Company (other than the Employee), such automobile allowance is in lieu of any and all other reimbursements for the use of the Employee's automobile in the course of Company business.

           (e) Other Fringe Benefits. The Company shall also make available to the Employee, throughout the period of his employment hereunder, such benefits and perquisites as are generally provided by the Company to its employees, including but not limited to eligibility for participation in any group life, health, dental, vision, disability or accident insurance, pension plan, profit-sharing plan, retirement savings plan, 401(k) plan, or other such benefit plan or policy which may presently be in effect or which may hereafter be adopted by the Company for the benefit of its employees generally; provided, however, that nothing herein contained shall be deemed to require the Company to adopt or maintain any particular plan or policy. Participation in such benefit plans shall be subject to standard waiting periods following the commencement of full-time employment, as currently provided in such plans.

            (f) Expenses. Throughout the period of the Employee's employment hereunder, the Company shall also reimburse the Employee, upon presentment by the Employee to the Company of appropriate receipts and vouchers therefor, for any reasonable out-of-pocket business expenses incurred by the Employee in connection with the performance of his duties and responsibilities hereunder; provided, however, that no reimbursement shall be required to be made for any expense which is not properly deductible (in whole or in part) by the Company for income tax purposes, or for any expense item which has not previously been approved in accordance with the Company's standard policies and procedures in effect from time to time, or otherwise approved by the Company.

     4.        Vacation, etc.

          (a)  The Employee shall be entitled to take, from time to time, four
(4) weeks of vacation with pay, consistent with the Company's standard policies and procedures in effect from time to time, at such times as shall be mutually convenient to the Employee and the Company, and so as not to interfere unduly with the conduct of the business of the Company.

          (b) The Employee shall further be entitled to paid holidays, personal days and sick days in accordance with the Company's standard policies and procedures in effect from time to time.

     5.        Restrictive Covenants.

          (a) The Employee hereby acknowledges and agrees that (i) the business
contacts,   customers,  suppliers,  know-how,  trade   secrets,   marketing
techniques, confidential information, financial and operating models, promotional methods and other aspects of the business of the Company, its affiliates and/or parent companies have been and are of value to the Company, and have provided and will hereafter provide the Company with substantial competitive advantages in the operation of its business, (ii) he has and will continue to have detailed knowledge and possesses and will possess confidential information concerning the business and operations of the Company, (iii) the restrictions set forth in this Section are reasonably necessary to protect the legitimate business interests of the Company, and (iv) but for Employee's agreement to be governed by the restrictions set forth in this Section 5, the Company would not have entered into this Agreement. The Employee hereby further acknowledges that his business skills are not uniquely suited to businesses of the type conducted by the Company, and that, if required, he could readily adapt and utilize such skills in one or more other types of businesses.

          (b) The Employee shall not, directly or indirectly, for himself or through or on behalf of any other person or entity:

               (i) at any time, divulge, transmit or otherwise disclose or cause to be divulged, transmitted or otherwise disclosed, any business contacts,  client or customer lists, technology, know-how,  trade  secrets, marketing techniques, contracts or other confidential or proprietary information of the Company of whatever nature, whether now existing or hereafter created or developed (provided, however, that for purposes hereof, information shall not be considered to be confidential or proprietary if (A) it is a matter of common knowledge or public record, (B) it is generally known in the industry, or (C) the Employee can demonstrate that such information was already known to the recipient thereof other than by reason of any breach of any obligation under this Agreement or any other confidentiality or non-disclosure agreement); and/or

                (ii) at any time during the period from the date hereof through and including the date of the expiration or termination of the Employee's employment with the Company, and for an additional period of one
(1) year thereafter in the event that such termination is effected by the Company "for cause" or is effected by the Employee other than pursuant to paragraph 2(b)(ii) above (collectively, the "Restrictive Period"), directly or indirectly invest, carry on, engage or become involved, either as an employee, agent, advisor, officer, director, stockholder (excluding ownership of not more than 3% of the outstanding shares of a publicly held corporation if such ownership does not involve managerial or operational responsibility), manager, partner, joint venturer, participant or consultant, in any business enterprise (other than the Company or its subsidiaries, affiliates, successors or assigns) which (A) is located or operating, or solicits customers located, within 50 miles of where the Company or any of its affiliates has a place of business, at the time that the Employee first becomes involved with such business enterprise, and (B) derives any material revenues from the sale, lease, financing or other transactions in new or used automobiles or other consumer vehicles.

          (c) The Employee and the Company hereby acknowledge and agree that, in the event of any breach by the Employee, directly or indirectly, of the foregoing restrictive covenants, it will be difficult to ascertain the precise amount of damages that may be suffered by the Company by reason of such breach; and accordingly, the parties hereby agree that, as liquidated damages (and not as a penalty) in respect of any such breach, the breaching party or parties shall be required to pay to the Company, on demand from time to time, cash amounts equal to any and all gross revenues derived by the breaching party or parties, directly or indirectly, from any and all violative acts or activities. The parties hereby agree that the foregoing constitutes a fair and reasonable estimate of the actual damages that might be suffered by reason of any breach of this paragraph 5 by the Employee, and the parties hereby agree to such liquidated damages in lieu of any and all other measures of damages that might be asserted in respect of any subject breach.

          (d) The Employee and the Company hereby further acknowledge and agree that any breach by the Employee, directly or indirectly, of the foregoing restrictive covenants will cause the Company irreparable injury for which there is no adequate remedy at law. Accordingly, the Employee expressly agrees that, in the event of any such breach or any threatened breach hereunder by the Employee, directly or indirectly, the Company shall be entitled,  in  addition to any and all other remedies available  (including but not limited to the liquidated damages provided for in paragraph 5(c) above), to seek and obtain injunctive and/or other equitable relief to require specific performance of or prevent, restrain and/or enjoin a breach under the provisions of this paragraph 5 without the necessity of proof of
actual  damages and without the necessity of posting bond.   In  the  event
either party does apply for such injunction, the other party shall not raise as a defense thereto that such applying party has an adequate remedy at law.

          (e) In the event of any dispute under or arising out of this paragraph 5, the prevailing party in such dispute shall be entitled to recover from the non-prevailing party or parties, in addition to any damages and/or other relief that may be awarded, its actual costs and expenses (including actual attorneys' fees) incurred in connection with prosecuting or defending the subject dispute.

          (f) Employee expressly agrees that the existence of any claims that he has or that he may have against the Company, its affiliates or parent companies, whether or not arising from this Agreement, shall not constitute a defense to the enforcement by the Company of this Section 5.

     6.        Non-Assignability.

           In light of the unique personal services to be performed by the Employee hereunder, it is acknowledged and agreed that any purported or attempted assignment or transfer by the Employee or the Company of this Agreement or any of Employee's duties, responsibilities or obligations hereunder shall be void; provided, however, that the foregoing shall not apply to any transfer of capital stock of, any transfer of substantially all the assets of, or any merger or comparable transaction involving, the Company or any parent corporation of the Company.

     7.        Notices.

           Any notices, requests, demands or other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been given when delivered personally, by telecopier (with proof of receipt) or three (3) days after being mailed by certified mail, return receipt requested, addressed to the party being notified at the address of such party first set forth above, or at such other address as such party may hereafter have designated by notice; provided, however, that any notice of change of address shall not be effective until its receipt by the party to be charged therewith.

     8.        General.

           (a) Neither this Agreement nor any of the terms or conditions hereof may be waived, amended or modified except by means of a written instrument duly executed by the party to be charged therewith. Any waiver or amendment shall only be applicable in the specific instance, and shall not constitute or be construed as a waiver or amendment in any other or subsequent instance. No failure or delay on the part of either party in respect of any enforcement of obligations hereunder shall in any manner affect such party's right to seek or effect enforcement at any other time or in respect of any other required performance. Time shall be of the essence for any performance required hereunder.

           (b) Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the express prior written consent of the other party.

           (c) The captions and paragraph headings used in this Agreement are for convenience of reference only, and shall not affect the construction or interpretation of this Agreement or any of the provisions hereof.

           (d) This Agreement, and all matters or disputes relating to the validity, construction, performance or enforcement hereof, shall be governed, construed and controlled by and under the laws of the State of Florida.

           (e) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

            (f)    This  Agreement  may  be  executed  in  any  number   of
counterparts, each of which shall be deemed to be an original hereof, but all of which together shall constitute one and the same instrument.

           (g) The prevailing party in any action or proceeding hereunder shall be entitled to an award for its costs and actual attorneys' fees in connection with such action or proceeding, including the fees and costs of any appeals and all costs of collection.

          (h) This Agreement constitutes the sole and entire agreement and understanding between the parties hereto as to the subject matter hereof, and supersedes all prior discussions, agreements and understandings of every kind and nature between them as to such subject matter.

           (i) This Agreement is intended for the sole and exclusive benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns, and no other person or entity shall have any right to rely on this Agreement or to claim or derive any benefit herefrom absent the express written consent of the party to be charged with such reliance or benefit.

           (j) If any provision of this Agreement is held invalid or unenforceable, either in its entirety or by virtue of its scope or application to given circumstances, such provision shall thereupon be deemed modified only to the extent necessary to render same valid, or not applicable to given circumstances, or excised from this Agreement, as the situation may require; and this Agreement shall be construed and enforced as if such provision had been included herein as so modified in scope or application, or had not been included herein, as the case may be.

           (k) Employee represents and warrants that no action required of him under this Agreement or any other agreements or understandings, written or oral, entered into with the Company, its affiliates or parent companies, will conflict with, breach or otherwise impair any previously existing agreements or understandings, whether written or oral, into which Employee has entered with other persons or entities, including agreements with respect to proprietary information or non-competition.

           (l) Each party to this Agreement expressly recognizes that it results from a negotiated process in which each party was given the opportunity to consult with counsel and contributed to the drafting of this Agreement. Given this fact, no legal or other presumption against the party drafting this Agreement concerning its construction, interpretation or otherwise accrue to the benefit of any party to this Agreement and each party expressly waives the right to assert such a presumption in any proceedings or disputes connected with, arising out of, or involving this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the date first set forth above.

                              FIRST CHOICE AUTO FINANCE, INC.



                              By:/S/ J. Neal Hutchinson, Jr.
                              As its:Asst. V. P.



                              /S/ R.C. Hill, II
                              R.C. Hill, II